Filed Pursuant to Rule 424(b)(4)
Registration No. 333-182343

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 3, 2012)

1,500,000 Shares

NTELOS Holdings Corp.

Common Stock

This prospectus relates to the shares of common stock of NTELOS Holdings Corp. being sold by affiliates of Quadrangle Capital Partners LP (collectively, the “selling stockholders”). We will not receive any proceeds from the sale of our common stock by the selling stockholders.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement concerning factors you should consider before investing in our securities.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “NTLS.” On November 21, 2013, the last reported sale price of our common stock on the NASDAQ was $22.06 per share.

The underwriter will purchase the shares from the selling stockholders at the price of $20.96 per share, resulting in aggregate proceeds of $31,440,000 to the selling stockholders. The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected on or about November 27, 2013.

UBS Investment Bank

The date of this prospectus supplement is November 21, 2013.

You may rely on the information contained in this prospectus supplement and the accompanying prospectus. Neither we, the selling stockholders nor the underwriter have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement nor sale of common stock means that information contained in this prospectus supplement is correct after the date of this prospectus supplement. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated August 3, 2012. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, as amended, that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, the selling stockholders described in the accompanying prospectus may offer and sell in one or more offerings, up to an aggregate of 5,680,837 shares of common stock. The accompanying prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. This prospectus supplement adds to and updates information contained or incorporated by reference in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described in the section entitled “Where You Can Find More Information” in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See the section entitled “Incorporation by Reference.” Any statement that we make in the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with additional information described in the section entitled “Where You Can Find More Information” before investing in our common stock.

We, the underwriter and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered common stock to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated therein by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or common stock is sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “NTELOS,” “we,” “us,” “our,” and similar terms refer to NTELOS Holdings Corp. and its consolidated subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS

Any statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are contained throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for example in the section entitled “Risk Factors.” Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. These risks and other factors are the “Risk Factors” identified in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

S-iii

SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Company

We are a leading regional provider of digital wireless communications services to consumers and businesses primarily in Virginia and West Virginia, as well as parts of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. Our primary services are wireless voice and data digital personal communications services (“PCS”). We conduct our wireless digital PCS business through NTELOS-branded retail operations and through a wholesale business which primarily relates to an exclusive contract with Sprint Spectrum L.P., an indirect wholly-owned subsidiary of Sprint Nextel Corporation.

On October 31, 2011, we spun off 100% of our wireline business consisting of our previously reportable competitive wireline and rural local exchange carrier segments (as reported in our consolidated financial statements in prior periods). The spin-off was accomplished through a tax-free distribution to our stockholders. We distributed one share of Lumos Networks Corp. (“Lumos Networks”) common stock for every share of our stock outstanding following a 1-for-2 reverse stock split that was effected following the close of business on October 31, 2011. We did not retain any shares of Lumos Networks common stock. Lumos Networks is now an independent public company traded on the NASDAQ (symbol: LMOS).

We conduct all of our business through our wholly-owned subsidiary NTELOS Inc. and its subsidiaries. Our principal executive offices are located at 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980. The telephone number at that address is (540) 946-3500.

The Offering

Common stock offered by the selling stockholders	1,500,000 shares.

Total common stock outstanding before and after this offering	21,505,352 shares.(1)

Selling stockholders	See the section entitled “Selling Stockholders” in this prospectus supplement and “Selling Stockholders” in the accompanying prospectus for information on the selling stockholders in this offering.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock in this offering by the selling stockholders.

The NASDAQ Global Select Market symbol	“NTLS.”

Risk factors	See the section entitled “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as they may be amended, updated or modified periodically in our reports filed with the SEC for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Lock-up	We, all of our directors and executive officers, the selling stockholders and their affiliates have agreed that, subject to certain exceptions, without the prior consent of UBS Securities LLC, we and they will not directly or indirectly offer for sale, sell, pledge, or otherwise dispose of any shares of our common stock for period of 45 days after the date of this prospectus supplement. See “Underwriting.”

(1)	Except as otherwise noted, the number of shares of our common stock to be outstanding before and after this offering is based on 21,505,352 shares of our common stock outstanding as of October 30, 2013 and excludes shares reserved for future issuance under our equity incentive plan and our employee stock purchase plan.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the specific risks set forth in this prospectus supplement and the accompanying prospectus and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus supplement before deciding to invest in our common stock. The occurrence of any such risks might cause you to lose all or part of your investment in our common stock. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

Risks Relating to this Offering and our Common Stock

The Quadrangle Entities will continue to have significant influence over our business after this offering and could delay, deter or prevent a change of control, change in management or business combination that may be beneficial to our stockholders, and as a result, may depress the market price of our common stock.

Upon completion of this offering, the Quadrangle Entities (as defined in the section entitled “Selling Stockholders”) will beneficially own 4,180,837 shares of our common stock, or approximately 19.4% of our outstanding common stock. In addition, two of the eight directors who serve on our board of directors will be representatives or designees of the Quadrangle Entities. Pursuant to the terms of the Stockholders Agreement (as defined in the section entitled “Selling Stockholders”), the Quadrangle Entities currently have the right to nominate three directors. One of the three directors designated by the Quadrangle Entities currently must be “independent” as defined by the rules of the NASDAQ. Pursuant to the Stockholders Agreement, the Quadrangle Entities may designate only two directors, who do not need to be “independent,” if their ownership falls below 20% of the voting power of our common stock, one director, who does not need to be “independent,” if their ownership falls below 10% and no directors if their ownership falls below 5%. The Stockholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. Upon completion of this offering, the Quadrangle Entities’ ownership of our common stock will fall below 20% of the voting power of our common stock, and, as result, they may continue to designate two directors who do not need to be “independent.”

By virtue of the Stockholder’s Agreement and such stock ownership and representation on the board of directors, the Quadrangle Entities will continue to have a significant influence over day-to-day corporate and management policies and all matters submitted to our stockholders, including the election of the directors, and to exercise significant control over our business, policies and affairs. Such concentration of voting power could have the effect of delaying, deterring or preventing a change of control, a change in management or a business combination that might otherwise be beneficial to our stockholders and as a result, may depress the market price of our common stock.

The interests of the Quadrangle Entities may not coincide with the interests of a holder of our common stock and because the Quadrangle Entities will continue to have significant influence over our business, they could cause us to enter into transactions or agreements adverse to the interests of our other stockholders.

The interests of the Quadrangle Entities may not always coincide with the interests of our other stockholders. Accordingly, because the Quadrangle Entities will continue to have significant influence over our business after the closing of this offering, they could cause us to enter into transactions or agreements adverse to the interests of our other stockholders.

In addition, the Quadrangle Entities are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. The Quadrangle Entities may also pursue, for their own account, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. Additionally, we have specifically renounced in the Shareholders Agreement (as defined in the section entitled “Selling Stockholders”) any interest or expectancy that the Quadrangle Entities will offer to us any investment or business opportunity of which they are aware.

The shares of our common stock being sold in this offering by the selling stockholders were not freely tradable on the NASDAQ prior to the completion of this offering, and the sale by the selling stockholders of the shares of our common stock in this offering will increase the number of shares of our common stock eligible to be freely traded on the NASDAQ, which could depress the market price of our common stock.

Of the 21,505,352 shares of our common stock issued and outstanding as of October 30, 2013, approximately 26.4% was held by the selling stockholders. The remainder of our shares of issued and outstanding common stock are freely tradable on the NASDAQ without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless such shares constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. The shares of common stock being sold in this offering were not freely tradable on the NASDAQ prior to the completion of this offering and the sale by the selling stockholders of the shares of common stock in this offering will increase the number of shares of our common stock eligible to be freely traded on the NASDAQ, which could depress the market price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock in this offering by the selling stockholders.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is publicly traded on the NASDAQ under the symbol “NTLS.” The following table sets forth, for the periods indicated, the range of high and low sale prices for our common stock, as reported by the NASDAQ and the cash dividends declared on the common stock for the periods indicated:

Price Range	High	Low	Dividends
2012
First Quarter	$25.02	$20.02	$0.42
Second Quarter	21.71	18.41	0.42
Third Quarter	21.54	15.18	0.42
Fourth Quarter	17.86	12.12	0.42
2013
First Quarter	$13.87	$11.68	$0.42
Second Quarter	16.72	12.75	0.42
Third Quarter	20.47	14.76	0.42
Fourth Quarter (through November 21, 2013)	23.03	17.48	0.42

On November 21, 2013 the last reported sale price for our common stock was $22.06 per share.

On October 23, 2013, our board of directors declared a quarterly dividend on our common stock in the amount of $0.42 per share to be paid on January 10, 2014 to stockholders of record on December 13, 2013. We currently intend to continue to pay regular quarterly dividends on our common stock at a rate of $0.42 per share. All decisions to declare future dividends will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, cash requirements, investment opportunities, financial condition, credit agreement and contractual restrictions and other factors that the board of directors may deem relevant. We are a holding company that does not operate any business of our own. As a result, we are dependent on cash dividends and distributions and other transfers from our subsidiaries to make dividend payments or other distributions to our stockholders. Amounts that can be made available to us to pay cash dividends will be permitted by our credit agreement within the parameters of a restricted payment basket.

As of February 25, 2013, there were approximately 100 record holders of our common stock.

SELLING STOCKHOLDERS

We are party to a Shareholders Agreement, dated as of February 13, 2006, among us, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP, the “Quadrangle Entities”) and the management shareholders named therein (the “Shareholders Agreement”). Pursuant to our Shareholders Agreement, we agreed to register shares of our common stock held by the Quadrangle Entities. The Quadrangle Entities previously requested that we register all of their shares under the Securities Act. Upon this request from the Quadrangle Entities, we were obligated to prepare and file a registration statement covering the shares held by them. On June 26, 2012, to comply with these registration obligations, we filed the registration statement, which we amended on August 1, 2012. This prospectus supplement and the accompanying prospectus form a part of the registration statement.

Stock Ownership of Selling Stockholders

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of November 21, 2013 by the selling stockholders.

We have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we included any shares as to which the selling stockholders has sole or shared voting power or investment power. Under the rules of the SEC more than one person may be deemed a beneficial owner of the same securities. Percentage of shares beneficially owned is based on 21,505,352 shares of our common stock outstanding as of October 30, 2013. The address of Quadrangle Capital Partners LP is 1065 Avenue of the Americas, New York, NY 10018.

Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering(1)	Number of Shares of Common Stock to be Sold Under the Offering(2)	Shares of Common Stock Beneficially Owned After the Offering
			Number	Percent
Quadrangle Capital Partners LP	5,680,837	1,500,000	4,180,837	19.4%

(1)	Includes 2,011,848 shares of common stock owned by Quadrangle Capital Partners LP, 109,928 shares of common stock owned by Quadrangle Select Partners LP, 767,163 shares of common stock owned by Quadrangle Capital Partners-A LP and 2,791,898 shares of common stock owned by Quadrangle NTELOS Holdings II LP. Quadrangle NTELOS Holdings II LP has pledged its interest in 2,791,898 shares of common stock to secure repayment of a loan made to it by the Bank of Montreal. Quadrangle GP Investors LLC, Quadrangle GP Investors LP, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, QCP GP Investors II LLC, Quadrangle GP Investors II LP, Quadrangle (AIV2) Capital Partners II LP, Quadrangle Select Partners II LP, Quadrangle Capital Partners II-A LP, Quadrangle NTELOS GP LLC and Quadrangle NTELOS Holdings II LP may be deemed to beneficially own the shares of the Quadrangle Entities. Quadrangle GP Investors LLC is the general partner of Quadrangle GP Investors LP, which is the general partner of each of Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP. QCP GP Investors II LLC is the general partner of Quadrangle GP Investors II LP, which is the general partner of each of Quadrangle (AIV2) Capital Partners II LP, Quadrangle Select Partners II LP and Quadrangle Capital Partners II-A LP (collectively, the “QCP II Funds”). The QCP II Funds are managing members of Quadrangle NTELOS GP LLC, which is the general partner of Quadrangle NTELOS Holdings II LP. Quadrangle Holdings LLC is the managing member of QCP GP Investors II LLC.

(2)	Includes 1,044,595 shares of common stock owned by Quadrangle Capital Partners LP, 57,077 shares of common stock owned by Quadrangle Select Partners LP and 398,328 shares of common stock owned by Quadrangle Capital Partners-A LP.

Certain Relationships and Transactions

Our board of directors currently consists of eight members. Pursuant to the terms of the Shareholders Agreement, the Quadrangle Entities currently have the right to nominate three directors. One of the three directors designated by the Quadrangle Entities currently must be “independent” as defined by the rules of the NASDAQ. Pursuant to the Shareholders Agreement, the Quadrangle Entities may designate only two directors, who do not need to be “independent,” if their ownership falls below 20% of the voting power of our common stock, one director, who does not need to be “independent,” if their ownership falls below 10% and no directors if their ownership falls below 5%. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. Upon completion of this offering, the Quadrangle Entities’ ownership of our common stock will fall below 20% of the voting power of our common stock, and, as result, they may designate two directors who do not need to be “independent.”

UNDERWRITING

UBS Securities LLC is acting as the sole book-running manager of this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
UBS Securities LLC	1,500,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transaction on the NASDAQ, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The expenses of the offering, including expenses incurred by the selling stockholders but not including the underwriting discount, are estimated at $375,000 and are payable by us.

We, all of our directors and executive officers, the selling stockholders and their affiliates have agreed that, subject to certain exceptions (including in connection with change of control transactions, to us to satisfy tax withholding obligations and up to 5% of our issued and outstanding common stock by us in connection with strategic transactions), without the prior written consent of the underwriter, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than the shares of common stock offered for sale by the selling stockholders as described in this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock, (3) cause to be filed a registration statement with respect to any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement.

To the extent the underwriter in this offering is unable to publish research reports on us under Rule 139 of the Securities Act and/or pursuant to NASD Rule 2711 of the rules and regulations of the Financial Industry Regulatory Authority, the 45-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 45-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 45-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 45-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by the underwriter.

The shares of common stock are listed on the NASDAQ under the symbol “NTLS.”

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NASDAQ, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet web site maintained by the underwriter. Other than the prospectus in electronic format, the information on the web site of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us and the selling stockholders for which they received or will receive customary fees and expenses. Furthermore, the underwriter and its affiliates may, from time to time, enter into arms-length transactions with us and the selling stockholders in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Members State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), including each Relevant Member State that has implemented the 2010 PD Amending Directive with regard to persons to whom an offer of securities is addressed and the denomination per unit of the offer of securities (each, an “Early Implementing Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares will be made to the public in that Relevant Member State (other than offers (the “Permitted Public Offers”) where a prospectus will be published in relation to the shares that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of shares may be made to the public in that Relevant Member State at any time:

A. to legal entities which are “qualified investors” as defined in the Prospectus Directive;

B. to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted in the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71 EC (including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor”, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (x) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale, or (y) where shares have been acquired by it on behalf of persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended

(the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock to be sold by the selling stockholders in this offering or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us, or the shares of our common stock to be sold by the selling stockholders in this offering have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of our common stock by the selling stockholders in this offering will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and such offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for it. The shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered by the selling stockholders in this offering should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong.

The shares of our common stock to be sold by the selling stockholders in this offering have not been and will not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued or had been or have been in possession for the purposes of issue, whether in Hong Kong or elsewhere other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”).

Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock to be sold by the selling stockholders in this offering have not been, will not and may not be circulated or distributed, and such shares have not been, will not and may not be offered or sold, and such shares have not been, will not and may not be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock to be sold by the selling stockholders in this offering are subscribed or purchased in reliance of an exemption under Sections 274 or 275 of the SFA, such shares shall not be sold within the period of 6 months from the date of the initial acquisition of the shares, except to any of the following persons: (a) an institutional investor (as defined in Section 4A of the SFA); (b) a relevant person (as defined in Section 275(2) of the SFA); or (c) any person pursuant to an offer referred to in Section 275(1A) of the SFA, in each case, unless expressly specified otherwise in Section 276(7) of the SFA.

Where the shares common stock to be sold by the selling stockholders in this offering are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of which is an individual who is an accredited investor, then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or (iv) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Japan

The shares of our common stock offered by the selling stockholders in this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, have not been and will not be offered or sold, directly or indirectly, in Japan, or to or for the account of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law; and (ii) in compliance with any other applicable requirements of Japanese laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Chile

The shares of our common stock to be sold by the selling stockholders in this offering are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement, the accompanying prospectus and other offering materials relating to the offer of the shares of our common stock by the selling stockholders in this offering do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, including, without limitation, estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings or other guidance from the IRS regarding the matters discussed below. Consequently, there can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor a partnership for U.S. federal income tax purposes. A U.S. person is any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Distributions

Cash or other property distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or a lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI (or successor form) stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders failing to timely provide the applicable withholding agent with the required certification, but otherwise qualifying for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussion below on backup withholding and foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or USRPI by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owns, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder’s holding period for such stock.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

A non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on our common stock, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI, or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding also may apply to the proceeds of a sale of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Code provisions commonly known as the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and recently-issued IRS guidance, withholding under FATCA generally will apply to payments of dividends on our common stock made on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement will be passed upon for us by Troutman Sanders LLP. Certain legal matters relating to this offering will be passed upon for the underwriter by Latham & Watkins LLP, Washington, District of Columbia, and for the selling stockholders by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet website at http://www.sec.gov. We provide annual reports to our stockholders that include financial information reported on by our independent public accountants.

We have filed a registration statement on Form S-3, as amended, with the SEC. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, please be aware that such reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.

We specifically incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below which have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 8, 2013, July 30, 2013 and November 5, 2013, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 12, 2013, May 3, 2013, July 3, 2013, July 29, 2013 and September 24, 2013; and

•	the description of the our common stock, $0.01 par value per share, contained in the Registration Statement on Form 8-A filed with the SEC on February 8, 2006, including any amendments or reports filed for the purpose of updating that description.

We incorporate by reference any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (540) 946-3500 between the hours of 9:00 a.m. and 5:00 p.m., Eastern time: Investor Relations, NTELOS Holdings Corp., 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.NTELOS.com. Except for the documents described above, information on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

NTELOS Holdings Corp.

$300,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

5,680,837 Shares of Common Stock

Offered by Selling Stockholders

We may offer, from time to time, our common stock, preferred stock, senior debt securities, subordinated debt securities, warrants or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $300,000,000. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 5,680,837 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

We and the selling stockholders may offer and sell any combination of the securities described in this prospectus in different series at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. We will describe in one or more prospectus supplements the securities we and the selling stockholders are offering and selling, as well as the specific terms of the securities. We and the selling stockholders may offer and sell the securities through agents, underwriters or dealers designated by us or the selling stockholders. We and the selling stockholders also may offer and sell securities directly to investors. If we or the selling stockholders use agents, underwriters or dealers to offer and sell the securities, we will name them and describe their compensation in a prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NTLS.” On July 31, 2012 the last reported sale price for our common stock on the NASDAQ Global Select Market was $21.20 per share.

Investing in our securities involves risks. Before making a decision to purchase our securities, you should carefully consider risk factors that will be described in any applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2012.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. In addition, the selling stockholders described in this prospectus may offer and sell in one or more offerings, up to an aggregate of 5,680,837 shares of common stock. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. This prospectus and any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated therein by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “NTELOS,” “we,” “us,” “our,” and similar terms refer to NTELOS Holdings Corp. and its consolidated subsidiaries.

NTELOS HOLDINGS CORP.

We are a leading regional provider of digital wireless communications services to consumers and businesses primarily in Virginia and West Virginia, as well as parts of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. Our primary services are wireless voice and data digital personal communications services (“PCS”). We conduct our wireless digital PCS business through NTELOS-branded retail operations and through a wholesale business which primarily relates to an exclusive contract with Sprint Spectrum L.P., an indirect wholly-owned subsidiary of Sprint Nextel Corporation.

On October 31, 2011, we spun off 100% of our wireline business consisting of our previously reportable competitive wireline and rural local exchange carrier segments (as reported in our consolidated financial statements in prior periods). The spin-off was accomplished through a tax-free distribution to our stockholders. We distributed one share of Lumos Networks Corp. (“Lumos Networks”) common stock for every share of our stock outstanding following a 1-for-2 reverse stock split that was effected following the close of business on October 31, 2011. We did not retain any shares of Lumos Networks common stock. Lumos Networks is now an independent public company traded on NASDAQ (symbol: LMOS).

We conduct all of our business through our wholly-owned subsidiary NTELOS Inc. and its subsidiaries. Our principal executive offices are located at 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980. The telephone number at that address is (540) 946-3500.

RISK FACTORS

You should carefully consider the specific risks set forth under the section entitled “Risk Factors” in the applicable prospectus supplement and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, before making an investment decision. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. The occurrence of any such risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky. For more information see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Any statements contained in this prospectus and the documents incorporated by reference into this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are contained throughout this prospectus and the documents incorporated by reference into this prospectus, for example in “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus and the documents incorporated by reference into this prospectus. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. These risks and other factors are the “Risk Factors” in the documents incorporated by reference into this prospectus. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

SELECTED FINANCIAL DATA

The following table sets forth our historical selected financial information. Effective January 1, 2012, we adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited, in thousands)

	Year Ended December 31,
	2011	2010	2009
Net (Loss) Income Attributable to NTELOS Holdings Corp.	$(23,715)	$44,808	$63,285
Other Comprehensive Income:
Amortization of unrealized loss from defined benefit plans, net of $254 of tax ($190 in 2010 and $507 in 2009)	399	299	781
Unrecognized (loss) gain, net from defined benefit plans, net of $7,764 of tax ($1,715 in 2010 and $3,589 in 2009)	(12,198)	(2,693)	5,653

Comprehensive (Loss) Income Attributable to NTELOS Holdings Corp.	(35,514)	42,414	69,719

Comprehensive Income Attributable to Noncontrolling Interests	1,769	1,417	851

Comprehensive (Loss) Income	$(33,745)	$43,831	$70,570

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the periods indicated:

	Three months ended March 31, 2011 (3)	Three months ended March 31, 2012	Years ended December 31,
			2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges (1)(2)	2.00	2.65	2.09	2.76	3.57	2.43	2.48

(1)

Fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

Earnings. The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

(2)

The ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for the periods presented because no shares of preferred stock were outstanding during these periods.

(3)

The pro forma ratio of earnings to fixed charges for the three months ended March 31, 2011 is calculated to exclude results from discontinued operations associated with our wireline business that was spun off on October 31, 2011.

USE OF PROCEEDS

Unless we otherwise specify in any applicable prospectus supplement, we expect to use the net proceeds from our sale of securities for general corporate purposes, which may include repayment of indebtedness, funding future acquisitions, strategic investments, stock repurchases, capital expenditures and working capital. Pending such use, we may temporarily invest net proceeds in short-term, interest bearing, investment-grade securities. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds, or the issuance of common stock, in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.

SELLING STOCKHOLDERS

We are party to an Amended and Restated Shareholders Agreement, dated as of February 13, 2006, among us, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A, LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP, the “Quadrangle Entities”) and the management shareholders named therein, or the Shareholders Agreement. Pursuant to our Shareholders Agreement, we have agreed to register shares of our common stock received by the Quadrangle Entities. The Quadrangle Entities have now requested that we register all of their shares under the Securities Act of 1933, as amended (the “Securities Act”). Upon this request from the Quadrangle Entities, we were obligated to prepare and file a registration statement covering the shares held by them. This prospectus is filed to comply with these registration obligations. See “Certain Relationships and Transactions.”

Stock Ownership of Selling Stockholders

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of June 21, 2012 by the selling stockholders and their affiliates.

We have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we included any shares as to which the selling stockholders has sole or shared voting power or investment power. Under the rules of the SEC more than one person may be deemed a beneficial owner of the same securities. Percentage of shares beneficially owned is based on 21,228,941 shares of common stock outstanding.

Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock to be Sold Under the Offering(1)	Shares of Common Stock Beneficially Owned After the Offering(1)
			Number	Percent
Quadrangle Capital Partners LP.(2) 1065 Avenue of the Americas New York, NY 10018	5,680,837	5,680,837	0	0

[1]	Assumes all shares held by the selling stockholders included in this prospectus are offered and sold in a future offering.
[2]	Includes 2,011,848 shares of common stock owned by Quadrangle Capital Partners LP, 109,928 shares of common stock owned by Quadrangle Select Partners LP, 767,163 shares of common stock owned by Quadrangle Capital Partners-A LP and 2,791,898 shares of common stock owned by Quadrangle NTELOS Holdings II LP. Quadrangle NTELOS Holdings II LP has pledged its interest in 2,791,898 shares of common stock to secure repayment of a loan made to it by the Bank of Montreal. Quadrangle GP Investors LLC, Quadrangle GP Investors LP, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, QCP GP Investors II LLC, Quadrangle GP Investors II LP, Quadrangle (AIV2) Capital Partners II LP, Quadrangle (AIV2) Select Partners II LP, Quadrangle Capital Partners II-A LP, Quadrangle NTELOS GP LLC and Quadrangle NTELOS Holdings II LP may be deemed to beneficially own the shares of the Quadrangle Entities. Quadrangle GP Investors LLC is the general partner of Quadrangle GP Investors LP, which is the general partner of each of Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP. QCP GP Investors II LLC is the general partner of Quadrangle GP Investors II LP, which is the general partner of each of Quadrangle (AIV2) Capital Partners II LP, Quadrangle (AIV2) Select Partners II LP and Quadrangle Capital Partners II-A LP (collectively, the “QCP II Funds”). The QCP II Funds are managing members of Quadrangle NTELOS GP LLC, which is the general partner of Quadrangle NTELOS Holdings II LP. Quadrangle Holdings LLC is the managing member of QCP GP Investors II LLC.

Certain Relationships and Transactions

The size of our board of directors is fixed at eight and we currently have seven directors. Pursuant to the terms of our Shareholders Agreement, the Quadrangle Entities currently have the right to nominate three directors. One of the three directors designated by the Quadrangle Entities currently must be “independent” as defined by the rules of The NASDAQ Stock Market. Pursuant to the Shareholders Agreement, the Quadrangle Entities may designate only two directors, who do not need to be “independent,” if their ownership falls below 20% of the voting power of our common stock, one director, who does not need to be “independent,” if their ownership falls below 10% and no directors if their ownership falls below 5%. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. In accordance with the Shareholders Agreement, the Quadrangle Entities and the other management shareholders party thereto each are required to vote for such nominees and take all other necessary action to ensure that these nominees are elected to the Board of Directors.

In accordance with the Shareholders Agreement, we may not take certain significant actions, such as a merger or sale of assets in excess of $3 million, incurrences of indebtedness, amendments of organizational documents and certain other matters, subject to certain specified exceptions, without the approval of a majority of the members of the board of directors. The required quorum for any meeting of the board of directors must include at least one director designated by, and affiliated with, the Quadrangle Entities, for as long as the Quadrangle Entities are entitled to designate one or more members of the board of directors in accordance with the terms of the Shareholders Agreement.

The Shareholders Agreement covers other matters of corporate governance, restrictions on transfer of our securities, registration rights and information rights.

PLAN OF DISTRIBUTION

We and the selling stockholders may offer and sell securities, as applicable:

•	through agents or underwriters;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of our securities may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Each time we or the selling stockholders offer and sell securities, a prospectus supplement will be provided that will describe the terms of the offering of the securities, including:

•	the name or names of agents, dealers or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we or the selling stockholders will receive from the sale;

•	any options under which underwriters may purchase additional securities from us or the selling stockholders;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any market on which the securities may be listed.

Offers to purchase our securities may be solicited by agents designated by us or the selling stockholders from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

We and the selling stockholders may transfer securities in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144.

If we and the selling stockholders offer and sell our securities through an underwriter or underwriters, we and/or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. If underwriters are used in the sale of any of our securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us and/or the selling stockholders at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our securities the underwriters will be obligated to purchase all such securities if any are purchased (other than those covered by any underwriter’s option to purchase additional shares).

If any underwriters are involved in the offer and sale of our securities, they will be permitted to engage in transactions that maintain or otherwise affect the price of such securities or other securities of ours. These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing securities in the open market. In general, purchases of securities to reduce a short position could cause the price of the securities to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer will not be greater than 8% of the aggregate offering price of the securities being registered.

If we or the selling stockholders offer and sell our securities through a dealer, we or the selling stockholders or an underwriter will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

We and the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in a prospectus supplement.

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

We and the selling stockholders may solicit offers to purchase our securities directly and may sell our securities directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling stockholders may enter into agreements with agents, underwriters and dealers under which we and the selling stockholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

Some of the agents, underwriters or dealers or their affiliates may be customers of, engage in transactions with or perform services for us, the selling stockholders or any of our or their affiliates in the ordinary course of business. We currently do not have an engagement letter with any underwriter or any other broker-dealer to perform services in connection with any proposed transaction or for other services.

We and the selling stockholders may authorize our respective agents or underwriters to solicit offers to purchase our securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement.

The selling stockholders initially acquired their shares of our common stock in private placement transactions completed prior to the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the securities. In addition, we have agreed to indemnify the selling stockholders against certain liabilities in connection with offerings of the shares of common stock. The selling stockholders will pay for all selling discounts and commissions, if any, on the shares of stock offered by them.

The selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any profit they realize on the resale of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

From time to time, the selling stockholders may pledge or grant a security interest in some or all of our shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholders also may transfer and donate our common stock owned by them in other circumstances. The number of shares of our common stock beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares of our common stock or default in performing obligations secured by their shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.

Any securities other than our common stock would be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by the underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF CAPITAL STOCK

General Matters

Our authorized capital stock consists of (i) 55,000,000 shares of common stock, par value $0.01 per share, and (ii) 100,000 shares of preferred stock, par value $0.01 per share.

All of our existing stock is validly issued, fully paid and nonassessable. The discussion set forth below describes the most important terms of our capital stock, restated certificate of incorporation and by-laws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our restated certificate of incorporation and by-laws, copies of which have been filed as exhibits to the registration statement of which the prospectus is a part, and to the applicable provisions of the Delaware General Corporation law.

Common Stock

Set forth below is a brief discussion of the principal terms of our common stock:

Dividend Rights

Holders of our common stock are entitled to receive ratably dividends, if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after any dividends required to be paid on outstanding preferred stock, if any. The terms of our credit facility impose restrictions on our ability to declare dividends on our capital stock.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of holders of our common stock. The holders of common stock do not have cumulative voting rights in the election of directors.

Preemptive or Similar Rights

Our common stock will not be entitled to preemptive or other similar subscription rights to purchase any of our securities.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

NASDAQ Listing

Our common stock is traded on the NASDAQ Global Select Market under the symbol “NTLS.”

Shareholders Agreement

We are a party to a Shareholders Agreement with the Quadrangle Entities. For a description of the Shareholders Agreement, see “Selling Stockholders—Certain Relationships and Transactions.” This description is qualified by reference to the Shareholders Agreement which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein.

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Anti-takeover Effects of our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors, including:

Advance Notice Procedures

Our by-laws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the by-laws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

No Cumulative Voting

The General Corporation Law of the State of Delaware, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation expressly provides that no stockholder shall be entitled to cumulate votes in the election of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Computershare Investor Services, LLC is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue senior or subordinated debt securities and when we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and the trustee under the indentures. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. At or prior to the time of offering of our debt securities, we will appoint a trustee under the applicable indenture. We will state who that trustee is in the applicable prospectus supplement.

The trustee under each indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We may issue as many distinct series of debt securities under either debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of senior debt securities or subordinated debt securities, in the applicable prospectus supplement. The terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.”

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in fully registered form, without coupons.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	whether the debt securities rank as senior debt securities or subordinated debt securities, or any combination thereof;

•	the form and terms of any guarantee of any debt securities;

•

the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

•	the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable or the method of such payment, if by wire transfer, mail or other means;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, change in, or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

•	the names and duties of any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date (which may be immediately after the date of issue). You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 45 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below.

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

Other than as limited by the Shareholders Agreement, we are generally permitted to merge or consolidate with another entity or sell our assets substantially in their entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all the following conditions are met:

•

if the successor entity in the transaction is not us, the successor entity must be a corporation, general or limited partnership, limited liability company or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture;

•

we or any successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of us” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of us” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

•	in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;

•	if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

•

in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) if any event of default with respect to any senior debt of ours has occurred and is continuing permitting the holders of that senior debt of ours or a trustee to accelerate the maturity of that senior debt and the continuation of such event of default without a cure or waiver thereof for a period of 180 days unless the maturity of such senior debt has been accelerated by reason of such event of default, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to NTELOS Holdings Corp. with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement.

Existence

Except as described above under “Mergers and Similar Transactions,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer necessary or desirable in the conduct of our business and/or that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of Taxes

We are required to pay or discharge or cause to be paid or discharged all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary where the failure to pay such taxes, assessment and levies will have a material adverse effect on our ability to pay our obligations under the debt securities. We must pay these material taxes before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any such tax, assessment, or charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Defeasance and Covenant Defeasance

The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

we must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•

no event of default under the indenture may have occurred and be continuing and (b) no event of default described in the fifth bullet point under “—Default, Remedies and Waiver of Default—Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust;

•

there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you would recognize gain or loss on your debt security; and

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•	the requirement to secure the debt securities equally and ratably with all new indebtedness in the event of a consolidation;

•	the covenants regarding existence and payment of taxes and other claims;

•	any additional covenants that your prospectus supplement states are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the fourth, fifth and sixth bullet points under “—Default, Remedies and Waiver of Default—Events of Default.”

If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

•	Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we do not pay the principal or any premium of any debt security of that series on the due date;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

•

we remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	the holder of your debt security must give the trustee written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that expressly provides that such covenant or provision cannot be modified or amended without the consent of the holder of each outstanding debt security of the series (as described in the section entitled “Changes to the Indenture, Requiring Each Holder’s Approval” below).

We Will Give the Trustee Information About Defaults Annually

We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Changes of the Indentures Requiring Each Holder’s Approval

There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•

If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and similar transactions, which we describe above under “—Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes of the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation or cancelled;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•

for a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for our common stock or preferred stock, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. The term “business day” means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or

Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. We understand that DTC’s policies, as currently in effect, are as set forth below.

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest; or

•	on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of whom acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the securities which may be purchased by exercising the warrants (which may be common stock or preferred stock, or units consisting of both of those types of securities);

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration)

•	the period during which the warrants may be exercised;

•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for preferred stock or common stock will not have any rights of holders of the debt securities, preferred stock or common stock purchasable upon such exercise and will not be entitled to interest or dividend payments, if any, or consent or voting rights of the common stock or preferred stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Delaware.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

EXPERTS

The consolidated financial statements of NTELOS Holdings Corp. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Troutman Sanders LLP will pass on the validity of the securities offered by this prospectus for us. Any underwriter(s) will be represented by their own legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet website at http://www.sec.gov. We provide annual reports to our stockholders that include financial information reported on by our independent public accountants.

We have filed a registration statement on Form S-3 with the SEC. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, please be aware that such reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus or a prospectus supplement.

We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

•	our current report on Form 8-K filed with the SEC on November 4, 2011 containing unaudited pro forma condensed consolidating financial information;

•	our annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 1, 2012;

•	our current reports on Form 8-K filed with the SEC on March 6, 2012, April 4, 2012, April 30, 2012, May 3, 2012 and July 12, 2012; and

•

the description of the our common stock, $0.01 par value per share, contained in the Registration Statement on Form 8-A filed with the SEC on February 8, 2006, including any amendments or reports filed for the purpose of updating that description.

We incorporate by reference any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (540) 946-3500 between the hours of 9:00 a.m. and 5:00 p.m., Eastern time: Investor Relations, NTELOS Holdings Corp., 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.NTELOS.com. Except for the documents described above, information on our web site is not incorporated by reference into this prospectus.

1,500,000 Shares

NTELOS Holdings Corp.

Common Stock

Prospectus Supplement

UBS Investment Bank

November 21, 2013